As filed with the U.S. Securities and Exchange Commission on February 18, 2022

Registration No.: 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Roku, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	26-2087865
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1155 Coleman Avenue

San Jose, California 95110

(408) 556-9040

(Address of principal executive offices) (Zip code)

Roku, Inc. 2017 Equity Incentive Plan

(Full title of the plan)

Stephen H. Kay

General Counsel and Secretary

Roku, Inc.

1155 Coleman Avenue, San Jose, California 95110

(408) 556-9040

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

John T. McKenna Seth J. Gottlieb Alex K. Kassai Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Christy Lillquist Roku, Inc. 1155 Coleman Avenue San Jose, California 95110 (408) 556-9040

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

Roku, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to General Instruction E of Form S-8. The Registrant’s 2017 Equity Incentive Plan (the “2017 Plan”) provides that the total number of shares reserved for issuance under the 2017 Plan will automatically increase on January 1st of each calendar year, from January 1, 2018 to January 1, 2027, in an amount equal to 5% of the total number of shares of the Registrant’s capital stock outstanding on the last day of the preceding year, or a lesser number of shares determined by the Registrant’s Board of Directors. Accordingly, on January 1, 2022, the number of shares of Class A common stock that may be issued upon the exercise of incentive stock options under the 2017 Plan increased by an additional 6,756,834 shares (or 5% of the outstanding shares of the Registrant’s capital stock as of December 31, 2021). In addition, the number of shares reserved for issuance under the 2017 Plan will be increased by the total number of shares subject to options or other equity awards that expired or terminated under the Registrant’s 2008 Equity Incentive Plan. As a result, the shares reserved under the 2017 Plan increased by an additional 4,658 shares.

These additional shares of Class A common stock are securities of the same class as other securities for which the Registration Statements on Form S-8 (File No. 333-220701, File No. 333-223379, File No. 333-230039, File No. 333-236830 and File No. 333-253638 (“Prior Registration Statements”)) were filed with the Commission on September 28, 2017, March 1, 2018, March 1, 2019, March 2, 2020 and February 26, 2021, respectively.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed on February 18, 2022, which contains audited financial statements for the Registrant’s latest fiscal year.

(b) The description of the Registrant’s Class  A common stock which is contained in a registration statement on Form 8-A filed on September 19, 2017 (File No. 001-38211) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(c) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made a part hereof.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 8.	EXHIBITS

	Incorporated by Reference
Exhibit Number	Description	Form	SEC File No.	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation.	8-K	001-38211	3.1	10/3/2017
4.2	Amended and Restated Bylaws.	S-1/A	333-220318	3.4	9/18/2017
4.3	Form of Class A Common Stock Certificate.	S-1/A	333-220318	4.1	9/18/2017
5.1*	Opinion of Cooley LLP.	—	—	—	—
23.1*	Consent of Cooley LLP (included in Exhibit 5.1).	—	—	—	—
23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.	—	—	—	—
24.1*	Power of Attorney (included on the signature page of this Form S-8).	—	—	—	—
99.1	Roku, Inc. 2017 Equity Incentive Plan.	S-1/A	333-220318	10.5	9/18/2017
107*	Filing Fee Table	—	—	—	—

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 18th day of February, 2022.

ROKU, INC.

By:	/s/ Steve Louden
Steve Louden
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony Wood and Steve Louden, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Anthony Wood	President, Chief Executive Officer and Chairman (Principal Executive Officer)
Anthony Wood		February 18, 2022

/s/ Steve Louden	Chief Financial Officer (Principal Financial Accounting Officer)	February 18, 2022
Steve Louden

/s/ Ravi Ahuja	Director
Ravi Ahuja		February 18, 2022

/s/ Mai Fyfield	Director
Mai Fyfield		February 18, 2022

/s/ Jeffrey Hastings	Director
Jeffrey Hastings		February 18, 2022

/s/ Laurie Simon Hodrick	Director
Laurie Simon Hodrick		February 18, 2022

/s/ Neil Hunt	Director
Neil Hunt		February 18, 2022

/s/ Gina Luna	Director
Gina Luna		February 18, 2022

/s/ Ray Rothrock	Director
Ray Rothrock		February 18, 2022